UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2017

AUXILIO, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27271 Las Ramblas, Suite 200

Mission Viejo, California  92691

(Address of principal executive offices)

(949) 614-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01 Entry into a Material Definitive Agreement

5.07  Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders of Auxilio, Inc. (the “Company”) was held at the Company’s headquarters at 27271 Las Ramblas, Suite 200, Mission Viejo, California, 92691, at 3:00 p.m. Pacific Standard Time on Thursday, June 8, 2017 (the “2017 Annual Meeting”).

At the 2017 Annual Meeting, the Company’s stockholders voted on five proposals:  (i) the election of seven directors to serve until the Company’s 2018 annual meeting of stockholders; (ii) the approval, by non-binding vote, of executive compensation; (iii) the amendment to the 2011 stock incentive plan to increase the number of shares reserved for issuance under the plan and to place a limit on the number of stock awards which may be granted to individual participants in a calendar year; (iv)  to authorize a change in the state of incorporation of the Company to Delaware from Nevada by merging the company with and into a newly formed Delaware subsidiary, and, by virtue of which, may result in the change in the name of the Company and (v) the ratification of the appointment of Haskell & White LLP (“Haskell & White”) to serve as independent registered public accountants for the year ending December 31, 2017.  Only stockholders of record as of April 17, 2017 (the “Record Date”) were entitled to notice of and to vote at the 2017 Annual Meeting.

(1) Election of Directors. A total of seven candidates were nominated for election to the Company’s Board of Directors (the “Nominees”).  All seven Nominees were nominated by the Board of Directors and, as a result, the election was uncontested and all of those seven Nominees were elected to serve as directors of the Company until the Company’s 2018 annual meeting of stockholders.

The following table sets forth the names of the Nominees and the respective numbers of votes cast for, and the respective numbers of votes withheld from, their election, as well as broker non-votes.

	Votes Cast
	For	Withheld	Broker Non-Votes
John D. Abouchar	3,589,437	15,867	2,182,106
Drexel DeFord Jr	3,589,603	15,701	2,182,106
Joseph J. Flynn	3,538,055	67,249	2,182,106
Michael Mathews	3,131,974	473,330	2,182,106
Michael McMillan	3,589,437	15,867	2,182,106
Theresa Meadows	3,588,602	16,702	2,182,106
Mark Roberson	3,589,603	15,701	2,182,106

(ii Advisory Approval Of The Company’s Executive Compensation. At the 2017 Annual Meeting the Company’s stockholders also voted on a proposal for an advisory, non-binding vote on the compensation of the Company’s Named Executive Officers, or a “Say-on-Pay” proposal, as required by Section 14A of the Securities Exchange Act, which was added by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and by rules of the SEC. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining:

Votes For	Votes Against	Abstentions
3,504,279	91,915	9,110

(iii) Amendment Of The 2011 Stock Incentive Plan At the 2017 Annual Meeting the Company’s stockholders also voted on a proposal to amend the 2011 stock incentive plan to increase the number of shares reserved for issuance under the plan and to place a limit on the number of stock awards which may be granted to individual participants in a calendar year. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining:

Votes For	Votes Against	Abstentions
3,460,516	141,788	3,000

iv) Change In The State Of Incorporation Of The Company To Delaware From Nevada, Which Would Also Result In The Company’s Name Being Changed At the 2017 Annual Meeting the Company’s stockholders also voted on a proposal to authorize a change in the state of incorporation of the Company to Delaware from Nevada by merging the company with and into a newly formed Delaware subsidiary, and, by virtue of which, may result in the change in the name of the Company. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining:

Votes For	Votes Against	Abstentions
3,563,069	7,235	35,000

 (5) Ratification of Independent Registered Public Accountants. At the 2017 Annual Meeting the Company’s stockholders also voted on a proposal to ratify the appointment of Haskell & White LLP as the Company’s registered public accountants. The ratification of Haskell & White LLP was approved by the Company’s stockholders. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, the ratification of Haskell & White LLP as the Company’s independent auditors:

Votes For	Votes Against	Abstentions
5,602,312	7,133	177,965

Also on June 8, 2017, the Company approved a form of indemnification agreement to be entered into with its current and future directors and executive officers (the “Indemnification Agreement”). Following the aforementioned election of directors, the Company entered into an Indemnification Agreement with each of its directors and executive officers.

The Indemnification Agreement provides, among other things, that the Company will indemnify indemnitees to the fullest extent permitted by law. The Indemnification Agreement provides procedures for the determination of an indemnitee’s right to receive indemnification and the advancement of expenses. Subject to the express terms of the Indemnification Agreement, the Company’s obligations under the Indemnification Agreement continue even after an indemnitee ceases to be a director, officer or employee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date:	June 12, 2017
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer